UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2021

BioDelivery Sciences International, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-31361	35-2089858
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
4131 ParkLake Ave., Suite 225
Raleigh,	NC.		27612
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: 919-582-9050
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	BDSI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On June 1, 2021 Mark A. Sirgo became a member of the Nominating and Corporate Governance Committee (the “NCG Committee”) of the Board of Directors (the "Board of Directors") of BioDelivery Sciences International, Inc. (the “Company”) as he became independent under applicable rules of The Nasdaq Stock Market and the U.S. Securities and Exchange Commission. Certain proxy advisory firms have subsequently determined that Mr. Sirgo is not considered independent under their voting policies as he is a former chief executive officer of the Company. On July 27, 2021, Mark A. Sirgo resigned from the NCG Committee. The Board of Directors values Mr. Sirgo’s extensive experience as a pharmaceutical company executive, his experience in pharmaceutical development and commercialization and the valuable strategic advice he continues to provide to the Company. The Board of Directors strongly supports Mr. Sirgo’s continued service on the Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 27, 2021	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Mary Theresa Coelho
	Name:	Mary Theresa Coelho
	Title:	Executive Vice President, Chief Financial Officer and Treasurer